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Exhibit 10.1
Form of Restricted Stock Agreement (Executive)



                         THE YANKEE CANDLE COMPANY, INC.

                      Executive Restricted Stock Agreement


       This Agreement is made as of ________________ between The Yankee Candle Company, Inc., a Massachusetts corporation (the "Company"), and
_____________________ (the "Recipient").

       WHEREAS, the 2005 Stock Option and Award Plan of the Company (the "Plan") authorizes the Company to grant Restricted Stock Awards (as defined in the Plan);

       WHEREAS, the Recipient, as an executive officer of the Company, is eligible to receive a Restricted Stock Award under the Plan; and

       WHEREAS, the Compensation Committee of the Board of Directors of the Company has approved the grant to the Recipient of the Restricted Stock Award covered by this Agreement;

       NOW, THEREFORE, in consideration of the mutual commitments made in this Agreement, the Company and the Recipient agree as follows:

       1.     Issuance of Shares.

       Effective as of the date of this Agreement (the "Grant Date"), the Company shall issue to the Recipient, subject to the terms and conditions set forth in this Agreement and in the Plan, ______ shares (the "Shares") of common stock, $.01 par value per share, of the Company ("Common Stock"). The Shares shall be issued to the Participant in consideration of employment services rendered by the Participant to the Company. The Shares will initially be issued by the Company in book entry form only, in the name of the Recipient. The Company shall, upon the request of the Recipient, issue and deliver to the Recipient a certificate representing Shares that have vested pursuant to Section 2 below. The Recipient agrees that the Shares shall be subject to the forfeiture provisions set forth in Section 3 of this Agreement and the restrictions on transfer set forth in Section 4 of this Agreement.

       2.     Vesting.

              (a) Vesting Schedule. Unless otherwise provided in this Agreement or the Plan, the Shares shall vest in accordance with the following vesting schedule: __% of the total number of Shares shall vest on the first anniversary of the Grant Date and __% of the total number of Shares shall vest on each of the next __ anniversaries of the Grant Date. Any fractional number of Shares resulting from the application of the foregoing percentages shall be rounded down to the next whole number of Shares.

              (b) Acceleration of Vesting. Notwithstanding the foregoing vesting schedule, all unvested Shares shall become vested effective immediately prior to (i) a Change in Control Event (as defined in the Plan) or (ii) the death, Disability (as defined below) or Qualifying Retirement (as defined below) of the Recipient.


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              (c)    Definitions. For purposes of this Agreement:

                     (i) "Disability" means: (A) if the Recipient's employment with the Company is subject to the terms of an employment agreement between the Recipient and the Company, which employment agreement includes a definition of "Disability", the term "Disability" as used in this Agreement shall have the meaning set forth in such employment agreement during the period that such employment agreement remains in effect; (B) in the absence of such an agreement, the term "Disability" as used in the Company's long-term disability plan, if any; or (C) in all other cases, a physical or mental infirmity which impairs the Recipient's ability to substantially perform his or her duties for a period of 180 consecutive days.

                     (ii) A "Qualifying Retirement" means retirement by the Participant after satisfaction of the conditions in either clause (A) or clause
(B): (A) the Participant has both (1) attained the age of 55 and (2) completed at least ten years of employment with the Company; or (B) the sum of the Participant's age plus the number of years he or she has been employed by the Company equals or exceeds 75 years.

       3.     Forfeiture of Unvested Shares Upon Employment Termination

       In the event that the Recipient ceases to be employed by the Company for any reason or no reason, with or without cause (except as provided in Section 2(b)(ii) above), all of the Shares that are unvested as of the time of such employment termination shall be forfeited immediately and automatically to the Company, without the payment of any consideration to the Recipient, effective as of such termination of employment. The Recipient shall have no further rights with respect to any Shares that are so forfeited. If the Recipient is employed by a subsidiary of the Company, any references in this Agreement to employment by the Company shall instead be deemed to refer to such subsidiary.

       4.     Restrictions on Transfer.

       The Recipient shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively "transfer") any Shares, or any interest therein, until such Shares have vested, except that the Recipient may transfer such Shares (i) to or for the benefit of any spouse, children, parents, uncles, aunts, siblings, grandchildren and any other relatives approved by the Compensation Committee (collectively, "Approved Relatives") or to a trust established solely for the benefit of the Recipient and/or Approved Relatives, provided that such Shares shall remain subject to this Agreement (including without limitation the restrictions on transfer set forth in this Section 4 and the forfeiture provisions contained in Section 3) and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement; or (ii) as part of the sale of all or substantially all of the shares of capital stock of the Company (including pursuant to a merger or consolidation), provided that, in accordance with the Plan and except as otherwise provided herein, the securities or other property received by the Recipient in connection with such transaction shall remain subject to this Agreement. The Company shall not be required (i) to transfer on its books any of the Shares which have been transferred in violation of any of the provisions set forth in this Agreement or (ii) to treat as







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owner of such Shares or to pay dividends to any transferee to whom such Shares have been transferred in violation of any of the provisions of this Agreement.

       5.     Rights as a Shareholder

       Except as otherwise provided in this Agreement, for so long as the Recipient is the registered owner of the Shares, the Recipient shall have all rights as a shareholder with respect to the Shares, whether vested or unvested, including, without limitation, any rights to receive dividends or non-cash distributions with respect to the Shares and to vote the Shares and act in respect of the Shares at any meeting of shareholders.

       6.     Provisions of the Plan.

       This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Recipient with this Agreement. As provided in the Plan, upon the occurrence of a Reorganization Event (as defined in the Plan), other than a Reorganization Event that constitutes a Change in Control Event, the rights of the Company hereunder (including the right to receive forfeited Shares) shall inure to the benefit of the Company's successor and shall apply to the cash, securities or other property which the Shares were converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Shares under this Agreement.

       7.     Tax Matters.

              (a) Withholding. The Recipient acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Recipient any federal, state, local or other taxes of any kind required by law to be withheld with respect to the issuance of the Shares to the Recipient or the vesting of the Shares. The Recipient shall satisfy such tax withholding obligations by delivery to the Company, on each date on which Shares vest under this Agreement, such number of Shares that vest on such date as have a fair market value (calculated using the last reported sale price of the common stock of the Company on the New York Stock Exchange on the trading date immediately prior to such vesting date) equal to the amount of the Company's withholding obligation; provided, however, that the total tax withholding cannot exceed the Company's minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Such delivery of Shares to the Company shall be deemed to happen automatically, without any action required on the part of the Recipient, and the Company is hereby authorized to take such actions as are necessary to effect such delivery.

              (b) Tax Advice. The Recipient has reviewed with the Recipient's own tax advisors the federal, state, local and other tax consequences of this investment and the transactions contemplated by this Agreement. The Recipient is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Recipient understands that the Recipient (and not the Company) shall be responsible for the Recipient's own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.








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              (c)    Section 83(b) Election. The Recipient agrees not to file an election under Section 83(b) of the Internal Revenue Code with respect to the issuance of the Shares.

       8.     Miscellaneous.

              (a) Authority of Compensation Committee. In making any decisions or taking any actions with respect to the matters covered by this Agreement, the Compensation Committee shall have all of the authority and discretion, and shall be subject to all of the protections, provided for in the Plan. All decisions and actions by the Compensation Committee with respect to this Agreement shall be made in the Compensation Committee's discretion and shall be final and binding on the Recipient.

              (b) No Right to Continued Employment. The Recipient acknowledges and agrees that, notwithstanding the fact that the vesting of the Shares is contingent upon his or her continued employment by the Company, this Agreement does not constitute an express or implied promise of continued employment or confer upon the Recipient any rights with respect to continued employment by the Company.

              (c) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

              (d) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Recipient and their respective heirs, executors, administrators, legal representatives, successors and assigns.

              (e) Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or its respective signature to this Agreement (directed, in the case of notices to the Company, to the Chief Financial Officer), or at such other address or addresses as either party shall designate to the other in accordance with this Section 8(e).

              (f) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and which together shall constitute one and the same instrument.

              (g) Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties, and supersede all prior agreements and understandings, relating to the subject matter of this Agreement.

              (h) Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Recipient.





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              (i)    Governing Law. This Agreement shall be construed,
interpreted and enforced in accordance with the internal laws of the Commonwealth of Massachusetts without regard to any applicable conflicts of laws.

              (j) Recipient's Acknowledgments. The Recipient acknowledges that he or she has read this Agreement, has received and read the Plan, and understands the terms and conditions of this Agreement and the Plan.


       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                                        THE YANKEE CANDLE COMPANY, INC.

                                        By: ____________________________________
                                            Title:______________________________
                                            Address: 16 Yankee Candle Way
                                                     P.O. Box 110
                                                     South Deerfield, MA  01373

                                        ________________________________________
                                        Name of Recipient: _____________________
                                        Address: _______________________________
                                                 _______________________________







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